Exhibit 99.1



                        LOEHMANN'S HOLDINGS INC. REPORTS

                           SECOND QUARTER 2004 RESULTS


BRONX, N.Y.--(BUSINESS WIRE)--September 8, 2004--Loehmann's Holdings Inc. (NASDAQ: LHMS) today announced financial results for the second quarter and six month periods ended July 31, 2004.

For the second quarter ended July 31, 2004:

          o Net sales increased 4.9% to $83.2 million compared to $79.3 million in the second quarter of fiscal 2003;
          o    Comparable store sales increased by 2.1%;
          o Net loss per diluted share decreased to $0.08 compared to a net loss per diluted share of $0.10 in the second quarter of fiscal 2003; and
          o EBITDA totaled $1.7 million compared to $1.5 million in the second quarter of fiscal 2003. Results for the quarter include $1.6 million of costs related to the previously announced pending merger. Without the merger related costs, EBITDA would have been $3.4 million.

Additionally, during the second quarter of fiscal 2004, the Company opened one Loehmann's full line store and closed one full line store ending the quarter with 48 stores in 17 states and the District of Columbia.

For the six months ended July 31, 2004:

          o Net sales increased 12.1% to $190.2 million compared to $169.7 million in the first half of fiscal 2003;
          o    Comparable store sales increased by 7.6%;
          o Net income per diluted share increased to $0.62 compared to $0.28 in the first half of fiscal 2003; and
          o EBITDA totaled $13.1 million compared to $9.1 million in the first half of fiscal 2003. Results for the first half include $1.6 million of costs related to the pending merger. Without the merger related costs, EBITDA would have been $14.7 million.

         Robert N. Friedman, Chief Executive Officer, stated: "We are pleased with our six months results, which demonstrate the success of our merchandising, marketing and store expansion strategies."

         Loehmann's is a leading specialty retailer of well-known designer and brand name women's and men's fashion apparel, accessories and shoes at prices that are typically 30% to 65% below department store prices. Loehmann's currently operates 48 stores in major metropolitan markets located in 17 states and the District of Columbia. Loehmann's invites investors to visit the Company's web site at www.loehmanns.com.

********************************************************************************
This release contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks, uncertainties, and other factors which may cause actual results to differ materially from such forward-looking information. Such factors include, among other things, levels of sales and store traffic, general economic and business conditions, competition, development and operating costs, advertising and promotional efforts, brand awareness, and the existence or absence of adverse publicity. For more detail, see the Company's annual and quarterly reports filed with the Securities and Exchange Commission (a copy of which may also be obtained from the Company at (718) 409-2000). Investors and prospective investors are urged to consider the factors discussed above, and to read the Company's annual, quarterly and periodic reports filed with the Securities and Exchange Commission.
********************************************************************************

                               (Tables to Follow)

                            LOEHMANN'S HOLDINGS INC.
                           CONSOLIDATED BALANCE SHEET
                                ($ IN THOUSANDS)


                                                                        JULY 31,              January 31,
                                                                          2004                    2004
                                                                    ------------------     -------------------
                                                                       (UNAUDITED)              (audited)
ASSETS
Cash & cash equivalents                                                       $ 8,869                 $ 8,046
Inventory                                                                      68,767                  59,177
Prepaid expenses and other current assets                                       8,016                   7,392
                                                                    ------------------     -------------------
    Total current assets                                                       85,652                  74,615

Property, plant and equipment, net                                             43,834                  43,893
Deferred financing fees and other assets, net                                   1,495                   1,305
Deferred tax asset                                                              8,252                   8,252
Reorganization value in excess of identifiable assets                          11,322                  11,243
                                                                    ------------------     -------------------
    Total assets                                                            $ 150,555               $ 139,308
                                                                    ==================     ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable-trade                                                       $ 30,989                $ 28,330
Accrued expenses                                                               19,060                  19,041
Income taxes payable                                                            2,729                       -
                                                                    ------------------     -------------------
    Total current liabilities                                                  52,778                  47,371

Deferred tax liability                                                          3,441                   3,441

Other noncurrent liabilities                                                    8,958                   7,870

Stockholders' equity
  Common stock                                                                     67                      67
  Additional paid-in-capital                                                   50,361                  50,361
  Retained earnings                                                            34,950                  30,198
                                                                    ------------------     -------------------
Stockholders' Equity                                                           85,378                  80,626
                                                                    ------------------     -------------------
Total liabilities & stockholders' equity                                    $ 150,555               $ 139,308
                                                                    ==================     ===================

                            LOEHMANN'S HOLDINGS INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                                ($ IN THOUSANDS)

                                                                       QUARTER                             SIX MONTHS
                                                                        ENDED                                ENDED
                                                            -------------------------------   -----------------------------------
                                                               JULY 31,         August 2,        JULY 31,           August 2,
                                                                 2004              2003            2004               2003
                                                            ---------------   -------------   ----------------  -----------------
Net sales                                                         $ 83,189         $79,279          $ 190,208           $169,707
Other revenue                                                          557             423                910                752
Cost of sales                                                       51,232          51,416            114,291            105,417
                                                            ---------------   -------------   ----------------  -----------------
Gross profit                                                        32,514          28,286             76,827             65,042
Selling, general and administrative expenses                        29,121          26,745             62,116             55,991
Merger related costs                                                 1,648               -              1,648                  -
                                                            ---------------   -------------   ----------------  -----------------
EBITDA(1)                                                            1,745           1,541             13,063              9,051

Depreciation and amortization                                        2,633           2,439              5,068              4,784
                                                            ---------------   -------------   ----------------  -----------------
Operating (loss) income                                               (888)           (898)             7,995              4,267

Interest expense, net                                                   11             319                 48                777
                                                            ---------------   -------------   ----------------  -----------------
(Loss) income before taxes                                            (899)         (1,217)             7,947              3,490
(Benefit) provision for income taxes                                  (361)           (524)             3,195              1,431
                                                            ---------------   -------------   ----------------  -----------------
Net (loss) income                                                   $ (538)         $ (693)           $ 4,752            $ 2,059
                                                            ===============   =============   ================  =================

(LOSS) EARNINGS PER SHARE, NET OF TAXES :
BASIC
   Earnings per share                                              $ (0.08)        $ (0.10)            $ 0.71             $ 0.31
                                                            ===============   =============   ================  =================
   Weighted average shares outstanding                               6,729           6,673              6,729              6,666
                                                            ===============   =============   ================  =================

DILUTED
   Earnings per share                                              $ (0.08)        $ (0.10)            $ 0.62             $ 0.28
                                                            ===============   =============   ================  =================
   Weighted average shares outstanding                               6,729           6,673              7,712              7,460
                                                            ===============   =============   ================  =================


(1) EBITDA (earnings before interest, taxes, depreciation and amortization) is not a Generally Accepted Accounting Principles (GAAP) measurement, but is being included, as we believe it is a commonly used measure of operating performance in the retail industry. EBITDA is provided to enhance an investor's understanding of our operating results. It should not be construed as an alternative to operating income as an indicator of operating performance or as an alternative to cash flows from operating activities as a measure of liquidity as determined in accordance with GAAP. All companies do not calculate EBITDA in the same manner. As a result, EBITDA as reported may not be comparable to EBITDA as reported by other companies.